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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 4, 2005, accompanying the consolidated financial statements included in the Annual Report of First Capital Bank Holding Corporation on Form 10-KSB for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Form S-4 of Coastal Banking Company, Inc. We consent to the use of the aforementioned report in the Registration Statement on Form S-4, and to the use of our name as it appears under the caption "Experts".

/s/ Porter Keadle Moore LLP

Atlanta, Georgia
July 1, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM